EXHIBIT 10.27
Transition and Separation Agreement and General Release1

This Transition and Separation Agreement and General Release and Exhibits (collectively, the “Agreement”) is entered into between Eric Sidle, ChargePoint, Inc. (the “Company”), a wholly-owned subsidiary of ChargePoint Holdings, Inc. (“Parent”), and Parent. This Agreement concerns the terms of your transition and separation from employment and offers you certain benefits to which you would not otherwise be entitled, conditioned upon your provision of an effective general release of claims and covenant not to sue as provided below. If you agree to the terms outlined here, please sign and return this Agreement to me in the timeframe outlined below.
1.Transition and Separation from Employment: Effective as of January 31, 2023 (the “Transition Date”), you will resign from your position as Chief Technology Officer of the Company and will be relieved of all duties, except as otherwise set forth herein. For the entire period between the Transition Date and March 30, 2023 (the “Separation Date,” and such period the “Transition Period”) you will be considered a non-executive “Advisor” to the Company, during which your duties will be limited to consulting on transition matters relating to your separation from the Company. By no later than the Separation Date, the Company will provide you a sum that represents all of your earned but unpaid compensation (the “Final Pay”). You are not required to sign this Agreement to receive your Final Pay.
2.Transition and Severance Benefits:
i.Transition Benefits. Provided that your employment is not terminated prior to the Transition Date for any reason, during the Transition Period: (i) you will continue to be a Company employee and shall receive payment of your annualized base salary as in effect on the Transition Date, paid in accordance with the Company’s ordinary payroll practices; (ii) you shall continue to participate in any welfare or retirement benefit plans in which you participated as of the Transition Date, subject to the eligibility and other terms and conditions of each such benefit plan; (iii) your outstanding Parent equity awards will remain outstanding and continue to vest in accordance with their terms as though you were providing full-time service to the Company; provided, however, that no vesting will occur unless and until the Effective Date; and (iv) you shall be entitled to receive the portion of the fiscal 2023 bonus funded by the Board or a Committee thereof, regardless of whether you are employed with the Company on the date that it is ultimately paid, less applicable deductions and payable at the same time bonuses are paid to actively employed executive officers of the Company in accordance with the terms of the ChargePoint Holdings, Inc. Incentive Bonus Plan. The benefits described in this Section 2(a) are referred to herein as the “Transition Benefits.”

a.Severance Benefits.  Within 60 days following the Separation Date, provided that your employment does not terminate for any reason prior to the Transition Date, you sign without revocation this Agreement and the Supplemental Release Agreement attached hereto as Exhibit A at the conclusion of the Transition Period, and provided you comply with and do not breach this Agreement and the PIIA (defined below) (collectively, the “Severance Benefit Conditions”), the Company will pay you a lump sum cash severance payment equal to six months of your annualized base salary as of the Transition Date, less all applicable deductions. In addition, provided you satisfy the Severance Benefit Conditions, until the earliest of (i) September 30, 2023, (ii) the date when you become eligible for substantially equivalent health insurance in connection with new employment or self-employment, or (iii) the expiration of your continuation coverage under COBRA, the Company will reimburse you, on a monthly basis, for the employer portion of monthly COBRA premiums for you and, if applicable, your dependents, provided that you timely elect such COBRA coverage. You agree to immediately notify the Company in the event of (ii) above. The benefits described in this Section 2(b) are referred to herein as the “Severance Benefits.”

b.Treatment of Equity Awards Following Separation Date.

1 Portions of this document have been omitted pursuant to Item 601(a)(5) of Regulation S-K as such information is not material and is the type that the Company normally treats as private or confidential.

EXHIBIT 10.27
1.A list of your outstanding Parent equity awards is set forth on Exhibit B hereto. You acknowledge that Exhibit B accurately reflects a summary of your outstanding Parent equity awards and that you do not have any other rights to acquire any stock of Parent or the Company.

2.On the Separation Date, a termination of your service will be deemed to occur for all purposes applicable to your Parent equity awards. As a result, no further vesting of your Parent equity awards will occur after the Separation Date, any unvested Parent equity awards will be automatically forfeited to the Company on the Separation Date and the post-termination exercise period applicable to any of your then-outstanding Parent stock options will begin on the Separation Date.

3.Each of your Parent equity awards will continue to be governed by the terms and conditions of the stock plan pursuant to which it was granted and the applicable award agreement, as modified herein.

c.Acknowledgement. You acknowledge that these Transition Benefits and Severance Benefits are additional payments to you, that you are not otherwise entitled to them, and that they are expressly made in exchange for your acceptance of the terms set forth in this Agreement.
d.Withholding. All payments made by the Company under this Agreement shall be subject to any tax or other amounts required to be withheld by the Company under applicable law or as required pursuant to any benefit plan of the Parent or the Company.
3.Employee Representations: You acknowledge that the Company and Parent rely on the following representations by you entering into this Agreement:
a.You have not filed any administrative or judicial complaints, claims, or actions against the Company or any of the other Releasees for claims you are releasing in this Agreement;
b.You have reported to the Company any and all work-related injuries or occupational illnesses incurred by you during your employment with the Company;
c.You have been properly provided any leave requested and available to you under the Family and Medical Leave Act, the California Family Rights Act, or any other statute, local law and/or ordinance, and have not been subjected to any adverse treatment, conduct or actions due to a request for or taking such leave;
d.You have been properly compensated for all work you have performed for the Company;
e.You are not aware of any conduct by any person that constitutes a violation of Company policy or the Company’s legal or regulatory obligations, or any other suspected ethical or compliance issues on the part of the Company or any of the other Releasees that you have not brought to the attention of the Company;
f.You have not raised and are not aware of any unreported claim of improper sexual conduct, including sexual harassment or abuse, with the Company or Parent;
g.You are not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement;
h.You have made your own investigation of the facts and are relying solely upon your own knowledge in entering into this Agreement;

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i.You knowingly waive any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown; and
j.You stipulate that the Company, in entering into this Agreement, is relying on these representations and warranties, all of which survive the execution of this Agreement.
4.Return of Company Property: You hereby warrant to the Company and Parent that, no later Thursday, March 30, 2023 (or earlier if requested by the Company), you will return to the Company all property or data of the Company of any type whatsoever that has been in your possession or control, including, but not limited to keys, access codes or devices, electronically stored documents or files, physical files, marketing documents, computer equipment, cell phone, PDA and passwords (collectively, “Company Property”). All electronic items will be returned in the same working condition in which they were issued. Return of Company Property is a condition precedent to the payment of Severance Benefits, which will not be processed until all company property has been returned to the Company and this Agreement is signed.
5.Proprietary Information: You hereby acknowledge that you are bound by the Company’s Employee Proprietary Information and Inventions Agreement (the “PIIA”), which you signed as a condition of your employment, and a copy of which is attached as Exhibit C, and that as a result of your employment with the Company you have had access to the Company’s Proprietary Information (as defined in the PIIA), that you will hold all such Proprietary Information, in strictest confidence and that you will not make use of such Proprietary Information on behalf of anyone, except as required in the course of your employment with the Company. You further confirm that you will deliver to the Company, no later than the Separation Date, all documents and data of any nature containing or pertaining to such Proprietary Information, and that you will not take with you any such documents or data or any reproduction thereof.
6.General Release and Waiver of Claims:
1. The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, paid time off, bonus and commission pay, profit-sharing, stock, stock options, restricted stock units or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company, your separation from the Company or otherwise. To the fullest extent permitted by law, you (on behalf of yourself, and on behalf of your heirs, family members, executors, estates, agents and assigns, or any controlled affiliate and any trust or other entity of which you or said heirs, estates or family directly or indirectly hold a majority beneficial interest) hereby release and waive any other claims you may have against the Company, Parent and their owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, under the California Fair Employment and Housing Act, the California Labor Code, the California Government Code, the California Business and Professions Code, all California Wage Orders, the Family Medical Leave Act, the California Family Rights Act, and any other state laws and/or regulations relating to employment or employment discrimination, harassment or retaliation including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act (collectively, the “ADEA”), the Employee Retirement Income Security Act of 1974, as amended and/or claims based on disability or under the Americans with Disabilities Act (collectively, the “Released Claims”). The Released Claims also include claims of discrimination or retaliation on the basis of workers’ compensation statute but do not include workers’ compensation claims.
2.Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prohibits you (or your attorney) from confidentially or otherwise communicating or filing a charge or complaint with a governmental or regulatory entity, participating in a governmental or

EXHIBIT 10.27
regulatory entity investigation, or giving other disclosures to a governmental or regulatory entity concerning suspected violations of the law, in each case without receiving prior authorization from or having to disclose any such conduct to the Company, or from responding if properly subpoenaed or otherwise required to do so under applicable law. Nothing in this Agreement shall be construed to affect the Equal Employment Opportunity Commission’s (“Commission”), National Labor Relations Board’s, the Occupational Safety and Health Administration’s, and the Securities and Exchange Commission’s, or any federal, state, or local governmental agency or commission’s (“Governmental Agencies”) or any state agency’s independent right and responsibility to enforce the law, nor does this Agreement affect your right to file a charge or participate in an investigation or proceeding conducted by either the Commission or any such Governmental Agency, although this Agreement does bar any claim that you might have to receive monetary damages in connection with any Commission or Governmental Agency proceeding concerning matters covered by this Agreement. This Agreement does not limit your right to receive an award or bounty for information provided to any Governmental Agencies, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”). Further, nothing in this Agreement prohibits you from testifying in an administrative, legislative or judicial proceeding regarding alleged criminal conduct or sexual harassment, when you have been required or requested to attend a proceeding pursuant to court order, subpoena, or written request from an administrative agency or the legislature. Moreover, nothing in this Agreement prevents the disclosure of factual information relating to claims of sexual assault, sexual harassment, harassment or discrimination based on sex, failure to prevent harassment or discrimination based on sex or retaliation against a person for reporting an act of harassment or discrimination based on sex, as those claims are defined under the California Fair Employment and Housing Act, to the extent the claims are filed in a civil or administrative action, and to the extent such disclosures are protected by law.
By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
You hereby expressly waive any rights you may have under any other statute or common law principles of similar effect.
You, the Company and Parent do not intend to release claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, or any claims for enforcement of this Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

3.Nothing in this Agreement shall alter or otherwise diminish the terms and conditions of the Indemnification Agreement applicable to you as a result of your employment by the Company as Senior Vice President of Engineering or Chief Technology Officer.
7.Covenant Not to Sue:
a.To the fullest extent permitted by law, at no time after you sign this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement. If approached by anyone for counsel or assistance in the

EXHIBIT 10.27
presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, you shall do no more than state that you cannot provide counsel or assistance.
b.Nothing in this section shall prohibit or impair you, the Company or Parent from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
8.Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled, to the fullest extent permitted by law.
9.Confidentiality: The contents, terms and conditions of this Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order or as otherwise required by applicable law. You agree that if you are asked for information concerning this Agreement, you will state only that you, the Company and Parent reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected category or any other conduct that you have reason to believe is unlawful.
10.No Disparagement: Except as permitted by Section 6(b) above, you agree that you will never make any false or disparaging statements (orally or in writing) about the Parent, Company or their stockholders, directors, officers, employees, products, services or business practices, except as required by law. Notwithstanding anything contained in this Section to the contrary, neither you nor any person shall be prohibited from making truthful statements in connection with any litigation, arbitration, disposition or other legal proceeding, or as may be required by law, any subpoena or any governmental or quasi-governmental authority. Likewise, the Company shall direct Pasquale Romano, Rex S. Jackson, Rick Wilmer, Bill Loewenthal, Michael Hughes, Lisa Gross and Rebecca Chavez not to disparage you.
11.No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.
12.Complete and Voluntary Agreement: This Agreement, together with the Exhibits hereto, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter, including but not limited to (i) that offer letter agreement, dated as of August 27, 2018, by and between you and the Company, and (ii) that Severance and Change in Control Agreement, effective as of March 1, 2021, by and between you and Parent (and, for the avoidance of doubt, such agreements described in clauses (i) and (ii) shall be considered terminated and cancelled effective as of the Transition Date). You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.
13.Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

EXHIBIT 10.27
14.Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
15.Interpretation and Construction of Agreement: This Agreement shall be construed and interpreted in accordance with the laws of the state of Texas. Regardless of which party initially drafted this Agreement, it shall not be construed against any one party, and shall be construed and enforced as a mutually prepared Agreement. The headings in this Agreement are provided for reference only and shall not affect the substance of this Agreement. Any disputes shall be resolved in the appropriate state or federal court located in Santa Clara County, California.
16.Section 409A. The Company intends that all payments and benefits provided under this Agreement or otherwise are exempt from, or comply, with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) so that none of the payments or benefits will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted in accordance with such intent. For purposes of Code Section 409A, each payment, installment or benefit payable under this Agreement is hereby designated as a separate payment. In addition, if the Company determines that you are a “specified employee” under Code Section 409A(a)(2)(B)(i) at the time of your “separation from service” (within the meaning of Code Section 409A), then (i) any severance payments or benefits, to the extent that they are subject to Code Section 409A, will not be paid or otherwise provided until the first business day following (A) expiration of the six-month period measured from your “separation from service” or (B) the date of your death and (ii) any installments that otherwise would have been paid or provided prior to such date will be paid or provided in a lump sum when the severance payments or benefits commence.
17.ADEA Claims: You acknowledge and understand that the release of claims under the ADEA, 29 U.S.C. Section 621-634, is subject to special waiver protections under 29 U.S.C. Section 626(f). In accordance with that section, you specifically agree that you are knowingly and voluntarily releasing and waiving any rights or claims of discrimination under the ADEA. In particular you acknowledge that you understand that:
a.you are not waiving any claims for age discrimination under the ADEA that may arise after the date you sign this Agreement and you are not waiving vested benefits, if any;
b.you are waiving rights or claims for age discrimination under the ADEA arising up to the effective date of this Agreement in exchange for payment described in Section 2 above, which is in addition to anything of value to which you are already entitled;
c.you are advised to consult with and have had an opportunity to consult with an attorney before signing this Agreement and you are aware of the Consideration Period and Revocation Period as defined in this Agreement.
18.Review of Separation Agreement; Expiration of Offer; Effective Date: You understand that you may take up to twenty-one (21) calendar days to consider this Agreement (the “Consideration Period”). For this Agreement to become effective, you must sign it and then return it to the Company by no later than twenty-one (21) calendar days after you first received this Agreement. The offer set forth in this Agreement, if not accepted by you before the end of the Consideration Period, will automatically expire. Changes to this Agreement, whether material or immaterial, do not restart the Consideration Period. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Agreement. You also understand you may revoke your acceptance of this Agreement within seven (7) calendar days of signing this document and that the consideration to be provided to you pursuant to Section 2 of this Agreement will be provided only after the expiration of that seven (7) day revocation

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period (the “Revocation Period”). Any revocation must be made in writing and delivered to Rebecca Chavez at rebecca.chavez@chargepoint.com. This Agreement is effective on the eighth (8th) day after you sign it, provided you have not revoked the Agreement as of that time (the “Effective Date”).
(Remainder of Page Intentionally Left Blank; Signatures Follow Below)

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If you agree to abide by the terms outlined in this Agreement, please sign below and return it to me within the timeframe noted above.
Sincerely,

By:__/s/ Pasquale Romano____________________
Pasquale Romano
Chief Executive Officer
ChargePoint, Inc.

Date: __01-10-2023_____________________

By:_/s/ Rebecca Chavez___________________
Rebecca Chavez
General Counsel
ChargePoint Holdings, Inc.

Date: _01-10-2023_________________________

READ, UNDERSTOOD AND AGREED
__/s/ Eric Sidle_____________________________
Eric Sidle

Date: __01-10-2023________________________

EXHIBIT A
Supplemental Release Agreement

To: Eric Sidle
1.WHEREAS your last day of employment with ChargePoint Inc. (the “Company”) was March 30, 2023 (“Termination Date”). Consistent with Section 2(b) of your Transition and Separation Agreement dated _______, 202_ the Company shall pay you the Severance Benefits therein provided that all other conditions of the Transition and Separation Agreement are met and that you sign this Supplemental Release Agreement.
2.You may sign this Supplemental Release Agreement any time after you complete all duties for the Company on or after the Termination Date. This Supplemental Release Agreement was provided to you more than 21 days prior to the Termination Date. Once you sign the Supplemental Release Agreement, you have seven (7) days to revoke your acceptance by submitting a written notice of revocation to Rebecca Chavez at rebecca.chavez@chargepoint.com. This Supplemental Release Agreement shall become effective upon the expiration of the 7-day revocation period, provided you do not exercise your ability to revoke.
3.General Release of Claims:
a.In consideration of the Severance Benefits that you are receiving as provided in Section 2(b) of your Transition and Separation Agreement, you agree that the payments and promises set forth therein are in full satisfaction of all accrued salary, paid time off, bonus and commission pay, profit-sharing, stock, stock options, restricted stock units, performance-based restricted stock units or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company, your separation from the Company or otherwise. To the fullest extent permitted by law, you (on behalf of yourself, and on behalf your heirs, family members, executors, estates, agents and assigns, or any controlled affiliate and any trust or other entity of which you or said heirs, estates or family directly or indirectly hold a majority beneficial interest) hereby release and waive any other claims you may have against the Company, ChargePoint Holdings, Inc. (“Parent”) and their owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, under the California Fair Employment and Housing Act, the California Labor Code, the California Government Code, the California Business and Professions Code, all California Wage Orders, the Family Medical Leave Act, the California Family Rights Act, and any other state laws and/or regulations relating to employment or employment discrimination, harassment or retaliation including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act (collectively, the “ADEA”), the Employee Retirement Income Security Act of 1974, as amended and/or claims based on disability or under the Americans with Disabilities Act (collectively, the “Released Claims”). The Released Claims also include claims of discrimination or retaliation on the basis of workers’ compensation statute but do not include workers’ compensation claims.
b.Notwithstanding anything in this Supplemental Release Agreement to the contrary, nothing in this Supplemental Release Agreement prohibits you (or your attorney) from confidentially or otherwise communicating or filing a charge or complaint with a governmental or regulatory entity, participating in a governmental or regulatory entity investigation, or giving other disclosures to a governmental or regulatory entity concerning suspected violations of the law, in each case without receiving prior authorization from or having to disclose any such conduct to the Company, or from responding if properly subpoenaed or otherwise required to do so under applicable law. Nothing in this Supplemental Release Agreement shall be construed to affect the Equal Employment Opportunity Commission’s (“Commission”), National Labor Relations Board’s, the Occupational Safety and Health Administration’s, and the Securities and Exchange Commission’s, or any federal, state, or local governmental agency or commission’s (“Governmental Agencies”) or any state agency’s independent right and responsibility to enforce the law, nor does this Supplemental Release Agreement affect your right to file a charge or participate in an investigation or proceeding conducted by either the Commission or any such Governmental Agency, although this Supplemental Release Agreement does bar any claim that you might have to receive monetary damages in connection with any Commission or Governmental Agency proceeding concerning matters covered by this Supplemental Release Agreement. This Supplemental Release Agreement does not limit your right to receive an award or bounty for information provided to any Governmental Agencies, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”). Further, nothing in this Supplemental Release Agreement prohibits you from testifying in an administrative, legislative or judicial proceeding regarding alleged criminal conduct or sexual harassment, when you have been required or requested to attend a proceeding pursuant to court order, subpoena, or written request from an administrative agency or the legislature. Moreover, nothing in this Supplemental Release Agreement prevents the disclosure of factual information relating to claims of sexual assault, sexual harassment, harassment or discrimination based on sex, failure to prevent harassment or discrimination based on sex or retaliation against a person for reporting an act of harassment or discrimination based on sex, as those claims are defined under the California Fair Employment and Housing Act, to the extent the claims are filed in a civil or administrative action, and to the extent such disclosures are protected by law.
By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
You hereby expressly waive any rights you may have under any other statute or common law principles of similar effect.
You, the Company and Parent do not intend to release claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, or any claims for enforcement of this Supplemental Release Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

c.Nothing in this Agreement shall alter or otherwise diminish the terms and conditions of the Indemnification Agreement applicable to you as a result of your employment by the Company as Senior Vice President of Engineering and Chief Technology Officer.
4.Covenant Not to Sue:
a.To the fullest extent permitted by law, at no time after you sign this Supplemental Release Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Supplemental Release Agreement. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, you shall do no more than state that you cannot provide counsel or assistance.

b.Nothing in this section shall prohibit or impair you, the Company or Parent from complying with all applicable laws, nor shall this Supplemental Release Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
5.Attorneys’ Fees: If any action is brought to enforce the terms of this Supplemental Release Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled, to the fullest extent permitted by law.
6.Confidentiality: The contents, terms and conditions of this Supplemental Release Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order or as otherwise required by applicable law. You agree that if you are asked for information concerning this Supplemental Release Agreement, you will state only that you, the Company and Parent reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Supplemental Release Agreement. Nothing in this Supplemental Release Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected category or any other conduct that you have reason to believe is unlawful
7.No Disparagement: Except as permitted by Section 3(b) above, you agree that you will never make any false or disparaging statements (orally or in writing) about the Parent, Company or their stockholders, directors, officers, employees, products, services or business practices, except as required by law. Notwithstanding anything contained in this Section to the contrary, neither you nor any other person shall be prohibited from making truthful statements in connection with any litigation, arbitration, deposition or other legal proceeding, or as may be required by law, any subpoena or any governmental or quasi-governmental authority. The Company shall direct Pasquale Romano, Rex S. Jackson, Rick Wilmer, Michael Hughes, Bill Loewenthal, Lisa Gross and Rebecca Chavez not to disparage you.
8.No Admission of Liability: This Supplemental Release Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Supplemental Release Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.
9.Severability: The provisions of this Supplemental Release Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.
10.Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Supplemental Release Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Supplemental Release Agreement, executed by authorized representatives of each of the parties to this Supplemental Release Agreement. This Supplemental Release Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
11.Interpretation and Construction of Agreement: This Supplemental Release Agreement shall be construed and interpreted in accordance with the laws of the state of California. Regardless of which party initially drafted this Supplemental Release Agreement, it shall not be construed against any one party, and shall be construed and enforced as a mutually prepared Supplemental Release Agreement. The headings in this Supplemental Release Agreement are provided for reference only and shall not affect the substance of this Supplemental Release Agreement.
12.ADEA Claims: You acknowledge and understand that the release of claims under the ADEA, 29 U.S.C. Section 621-634, is subject to special waiver protections under 29 U.S.C. Section 626(f). In accordance with that section, you specifically agree that you are knowingly and voluntarily releasing and waiving any rights or claims of discrimination under the ADEA. In particular you acknowledge that you understand that:
a.you are not waiving any claims for age discrimination under the ADEA that may arise after the date you sign this Supplemental Release Agreement and you are not waiving vested benefits, if any;
b.you are waiving rights or claims for age discrimination under the ADEA arising up to the effective date of this Supplemental Release Agreement in exchange for payment described in Section 2 above, which is in addition to anything of value to which you are already entitled;
c.you are advised to consult with and have had an opportunity to consult with an attorney before signing this Supplemental Release Agreement and you are aware of the Consideration Period and Revocation Period as defined in this Supplemental Release Agreement.
13.Review of Separation Agreement; Expiration of Offer; Effective Date: You understand that you may take up to twenty-one (21) calendar days from the Separation Date (as set forth in Section 1 of the Transition and Separation Agreement) to consider this Supplemental Release Agreement (the “Consideration Period”). For this Supplemental Release Agreement to become effective, you must sign it and then return it to the Company by no later than twenty-one (21) calendar days after the Separation Date. The offer set forth in this Supplemental Release Agreement, if not accepted by you before the end of the Consideration Period, will automatically expire. You may not sign this Supplemental Release Agreement until you have completed all duties for the company on the Separation Date. Changes to this Supplemental Release Agreement, whether material or immaterial, do not restart the Consideration Period. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Supplemental Release Agreement. You also understand you may revoke your acceptance of this Supplemental Release Agreement within seven (7) calendar days of signing this document and that the consideration to be provided to you pursuant to Section 2(b) of the Transition and Separation Agreement will be provided only after the expiration of that seven (7) day revocation period (the “Revocation Period”). Any revocation must be made in writing and delivered to Rebecca Chavez at rebecca.chavez@chargepoint.com. This Supplemental Release Agreement is effective on the eighth (8th) day after you sign it, provided you have not revoked the Supplemental Release Agreement as of that time (the “Effective Date”).
14. Representations. You represent as follows: (i) you are not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Supplemental Release Agreement; (ii) you have made your own investigation of the facts and are relying solely upon your own knowledge in entering into this Supplemental Release Agreement; and (iii) you knowingly waive any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Supplemental Release Agreement based upon presently existing facts, known or unknown. You stipulate that the Company, in entering into this Supplemental Release Agreement, is relying on these representations and warranties, all of which survive the execution of this Supplemental Release Agreement.

READ, UNDERSTOOD AND AGREED
_______________________________
Eric Sidle

Date: __________________________

EXHIBIT B*
Parent Equity Awards

*Omitted pursuant to Item 601(a)(5) of Regulation S-K. Company undertakes to provide omitted schedules and attachments to the SEC upon request.

EXHIBIT C*
Employee Proprietary Information and Inventions Agreement

*Omitted pursuant to Item 601(a)(5) of Regulation S-K. Company undertakes to provide omitted schedules and attachments to the SEC upon request.